UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2014 (August 14, 2014)

Corrections Corporation of America

(Exact name of registrant as specified in its charter)

Maryland	001-16109	62-1763875
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Burton Hills Boulevard, Nashville, Tennessee 37215

(Address of principal executive offices) (Zip Code)

(615) 263-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 14, 2014, the Board of Directors of Corrections Corporation of America (the “Company”) appointed Mr. Mark A. Emkes to serve as a member of the Company’s Board of Directors (the “Board”), effective immediately, until the Company’s 2015 Annual Meeting of Stockholders and until his successor is duly elected and qualified.

In connection with Mr. Emkes’ appointment to the Board, Mr. Emkes received an initial grant of 1,484 shares of the Company’s restricted stock units. The restricted stock units were issued pursuant to the Company’s Amended and Restated 2008 Stock Incentive Plan and are subject to an individual award agreement, the form of which was filed previously with the Securities and Exchange Commission. Mr. Emkes will serve on the Compensation Committee and the Nominating and Governance Committee of the Board. There were no arrangements or understandings between Mr. Emkes and any other persons pursuant to which he was selected as a director. In addition, Mr. Emkes is not a party to any transaction, or any proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Emkes will be compensated for his service according to the Company’s policy for non-employee directors. A description of the compensation payable to members of the Company’s non-employee directors was included in the Company’s Definitive Proxy Statement on Schedule 14A, filed on April 3, 2014.

Mr. Emkes, 61, began his career at the Firestone Tire and Rubber Company in 1975. From 1979 to 2000, Mr. Emkes held various management positions in the Middle East, Europe and South America. After returning to the United States in 2000, Mr. Emkes was named President of Bridgestone Firestone Latin America. In September 2002, Mr. Emkes was promoted to Chairman, CEO and President of Bridgestone Firestone North American Tire, LLC while serving concurrently as a member of the Board of Directors of the parent company, Bridgestone Americas Holding, Inc. In April 2004, Mr. Emkes was promoted to Chairman and CEO of Bridgestone Americas Holdings, Inc. and was elected as a member of the Board of Directors of the Tokyo-based Bridgestone Corporation, a position from which he retired in February 2010. Mr. Emkes holds a Bachelor of Arts degree in economics from Indiana’s DePauw University and a master of business administration degree from the Thunderbird School of Global Management, located in Glendale, Arizona.

Mr. Emkes has served as President of the Middle Tennessee Council of the Boy Scouts of America, on the Board of Directors of the Community Foundation of Middle Tennessee, and on the Advisory Board of Habitat for Humanity, Nashville Chapter. He also was Chairman of Nashville’s 2010 Heart Walk and is a member of CEOs Against Cancer, Tennessee Chapter. Mr. Emkes currently serves on the boards of Greif, Inc., First Horizon National Corporation and Clarcor, Inc. Mr. Emkes was the 2011 recipient of the Jennings A. Jones Champion of Free Enterprise Award and in October 2012 was inducted into the Nashville Business Hall of Fame.

In connection with Mr. Emkes’ appointment to the Board, the Company intends to enter into an Indemnification Agreement (the “Indemnification Agreement”) with Mr. Emkes in the form disclosed in the Company’s public filings and previously approved by the Board, as referenced below. Pursuant to the terms of the Indemnification Agreement, the Company will be required to indemnify and advance expenses to Mr. Emkes to the maximum extent permitted by Maryland law, except as otherwise provided in the Indemnification Agreement, if he is or is threatened to be made a party to a proceeding by reason of his status as a director of the Company. The foregoing description of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Indemnification Agreement, a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K (Commission File no. 001-16109), filed with the Commission on August 18, 2009 and which is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On August 14, 2014, the Company issued a press release announcing the appointment of Mr. Emkes to the Board. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) The following exhibit is furnished as part of this Current Report:

Exhibit 99.1	–	Press Release dated August 14, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: August 15, 2014	CORRECTIONS CORPORATION OF AMERICA

	By:	/s/ Steven E. Groom
Steven E. Groom Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release dated August 14, 2014